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                                                                     EXHIBIT "C"

                                    IgX Corp.
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

         ARTICLE 1. PURPOSE OF THE PLAN.

         The IgX Corp. Amended and Restated 1993 Stock Option Plan ("Plan") is intended to promote the interests of IgX Corp., a Delaware corporation ("Company"), by providing incentives to (i) certain key Employees who are responsible for the management, growth or financial success of the Company and
(ii) certain Outside Directors and Consultants who perform valuable services to the Company, in order to encourage them to acquire a proprietary interest, or increase their proprietary interest, in the Company and to continue to perform services for the Company.

         ARTICLE 2. ADMINISTRATION OF THE PLAN.

         2.1 General Administration. The Plan and the Options shall be administered and interpreted by the Committee. Subject to the express provisions of the Plan, the Committee shall have the unrestricted authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements by which Options shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

         2.2 Appointment. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee at all times shall be composed of two or more directors who shall meet both of the following requirements:

                  (a) Non-Employee Directors. Each director serving on the Committee must be a "non-employee director." To be a non-employee director, the director must not (i) be an employee or officer of the Company, (ii) have received compensation directly or indirectly as a consultant or in any non-director capacity, or have an interest in any transaction of the Company for which disclosure would be required under
         Item 404(a) of Regulation S-K of the Exchange Act, or (iii) have been engaged through another entity in a business relationship with the Company for which disclosure would be required under Item 404(b) of Regulation S-K of the Exchange Act. The requirements of this subsection are intended to comply with the Securities and Exchange Commission=s criteria for action by a committee of the Board as specified in Rule 16b-3 under Section 16 of the Exchange Act or any successor rule or regulation establishing such criteria. This subsection shall be interpreted and construed in a manner which assures compliance therewith. To the extent Rule 16b-3 is modified to


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         reduce or increase the restrictions on who may serve as a member of the
         Committee, the Plan shall be deemed modified in a similar manner.

                  (b) Outside Directors. No director serving on the Committee may be a current or former Employee of the Company (or any Company affiliated with the Company under Code Section 1504) receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during each taxable year during which the director serves on the Committee. Furthermore, no director serving on the Committee shall be or have ever been an officer of the Company (or any Code Section 1504 affiliated Company), or shall be receiving remuneration (directly or indirectly) from the Company (or any Code
         Section 1504 affiliated Company) in any capacity other than as a director. The requirements of this subsection are intended to comply with the "outside director" requirements of Treas. Reg. Section 1.162-27(e)(3) or any successor regulation, and shall be interpreted and construed in a manner which assures compliance with the "outside director" requirement of Code Section 162(m)(4)(C)(i).

         2.3 Organization. The Board or the Committee may select one of the Committee's members as chairman of the Committee. The Committee shall hold its meetings at such times, in such manner, and at such places as the Committee or its chairman shall deem advisable. A majority of the members of the Committee shall constitute a quorum, and such majority shall determine the Committee's actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at the meeting next succeeding.

         2.4 Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion, among other things:

                  (a) To determine the Fair Market Value market value of the Common Stock;

                  (b) To approve forms of Option Agreement for use under the Plan;

                  (c) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder (including, but not limited to, the price per share and any restriction or limitation, based in each case on such factors as the Committee shall determine, in its sole discretion);

                  (d) To reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the option was granted;

                  (e) To modify or amend each Option (subject to the terms of the Plan); and

                  (f) To determine the terms and restrictions applicable to Options.


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         2.5 Indemnification. In addition to such other rights of
indemnification as they have as directors or as members of the Committee, the members of the Committee, to the extent permitted by applicable law, shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the certificate of incorporation or the bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he or they reasonably believed to be in or not opposed to the best interest of the Company.

         ARTICLE 3. ELIGIBILITY FOR OPTION GRANTS.

                  3.1 No Additional Grants. As of the Effective Date of this amendment and restatement, no additional Options shall be granted under the Plan.

                  3.2 Retention Rights. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         ARTICLE 4. STOCK SUBJECT TO THE PLAN.

                  4.1 Basic Limitation. The stock issuable under the Plan shall consist of shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of issuable shares shall not exceed 825,857 shares of Common Stock subject to adjustment as provided in Section 4.2. Should an Option be terminated or cancelled without being exercised (in whole or in part), the shares subject to the portion of the Option not so exercised shall not be available for subsequent option grants under the Plan.

                  4.2 Adjustments. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then the Committee may, in its discretion, make appropriate adjustments to (i) the aggregate number of shares issuable under the Plan and (ii) the number of shares and price per share of the Common Stock subject to each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.



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         ARTICLE 5. TERMS AND CONDITIONS OF OPTIONS.

                  5.1 Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement that complies with (or incorporates) each of the terms and conditions of this Article and identifies such Option as either an option that is intended to comply with the requirements of Section 422 of the Code ("Incentive Stock Option") or as an option that is intended not to be an Incentive Stock Option. Individuals who are not Employees of the Company or a Subsidiary may only be granted options that are not intended to qualify as Incentive Stock Options.

                  5.2 Exercise Price.

                           (a) The Exercise Price per share shall be fixed by
the Committee. In the case of an Incentive Stock Option, the Exercise Price shall be determined pursuant to Sections 6.2 and 6.3, as applicable, of the Plan.

                           (b) The Exercise Price shall be paid upon exercise of
the Option and, subject to the provisions of Article 8 below and the Option Agreement that evidences the Option, shall be payable in one of the following alternative forms (as determined by the Committee):

                                    (i)   Full payment in cash or cash
equivalents;

                                    (ii)  Full payment in shares of Common Stock
having a Fair Market Value on the date of exercise equal to the Exercise
Price;

                                    (iii) Full payment via a promissory note,
which shall be with full recourse against the maker thereof (notwithstanding the value of any collateral securing such promissory note); or

                                    (iv) A combination of any or all of the
foregoing, equal in the aggregate to the Exercise Price.

                  5.3 Vesting. Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Committee and set forth in the Option Agreement evidencing such Option, provided that, subject to Section 6.3 hereof, no Incentive Stock Option may have a term in excess of ten (10) years from the date of its grant. In addition, the exercisability of Options may, at the discretion of the Committee, be made contingent upon the passage of time and/or the requirement that the Optionee have met or exceeded performance standards established by the Committee and/or the Board of Directors of the Company from time to time.

                  5.4 Restrictions on Transfer of Options. An Option by its terms shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution; during the lifetime of the Optionee, such Option shall be exercisable only by the


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Optionee. Options may be exercised by written notice to the Company (on such terms as the Committee may specify) and payment of the Exercise Price.

                  5.5 Early Termination. An Option granted under the Plan may, but need not, provide that the period during which the Option may be exercised is subject to early termination if the Optionee ceases to be a Director, Employee or Consultant.

                  5.6 Restrictions on Transfer. Common Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer.

                  5.7 Agreement by Optionee. If necessary or advisable to comply with applicable federal or state securities laws, any Option granted under the Plan may be granted on the condition that the Optionee agrees that the purchase of shares of Common Stock thereunder is for investment and not with a view to the resale or distribution of such shares and that such shares shall be disposed of only in accordance with such laws. As a condition to issuance of any shares purchased upon the exercise of any Option granted pursuant to the Plan, the Optionee, his executor, administrator, heir or legatee (as the case may be) receiving such shares may be required to deliver to the Company an instrument, in form and substance satisfactory to the Committee and its counsel, implementing such agreement. Any such condition may be eliminated by the Committee if the Committee determines it is no longer necessary or advisable.

                  5.8 Stockholder Rights. No Optionee shall have any of the rights of a shareholder with respect to any shares covered by an Option until such Optionee has exercised the Option and been issued a stock certificate for the purchased shares.

         ARTICLE 6. INCENTIVE STOCK OPTIONS.

                  6.1 Application. The terms and conditions set forth in this Article shall apply to all Incentive Stock Options granted under the Plan. Options that are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                  6.2 Exercise Price. In no event shall the Exercise Price per share be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of the Option grant, subject to Section 6.3, below. In addition, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by such individual during any one calendar year (under the Plan or another stock option plan(s) of the Company, a Parent or Subsidiary, or predecessor thereof) shall not exceed $100,000 or such greater amounts as may be permitted under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Parent or Subsidiaries) exceeds $100,000, such options shall be treated as "non-statutory" options, by taking options into account in the order in which they were granted.


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                  6.3 Limitations. If any Employee to whom an Incentive Stock
Option is granted pursuant to the provisions of the Plan is on the date of grant an owner of stock (as determined under subsection (d) of Section 424 of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, then the following special provisions shall apply to the Incentive Stock Option granted to such Employee:

                  (a) The Exercise Price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair
Market Value of one share of Common Stock on the date of grant.

                  (b) The Option shall not have a term in excess of five (5) years from the date of grant.

         ARTICLE 7. CORPORATE TRANSACTIONS

         In the event of one or more of the following transactions ("Corporate Transaction"):

                  (a) a merger, consolidation or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                  (b) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  (c) any other corporate reorganization or business combination in which greater than fifty percent (50%) of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then all Options at the time outstanding under the Plan and not then otherwise fully exercisable shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of shares of Common Stock purchasable under such Option and may be exercised for all or any portion of the shares for which the Option is so accelerated; provided, however, that the acceleration of any Incentive Stock Options outstanding at the time (that do not cease to be Incentive Stock Options by amendment or otherwise) will be subject to the limitations of Section 6.2; and provided further, that if the grant, exercisability, or exercise of an Option (or any portion of an Option) is determined by counsel to the Company to be a payment which, when added to other payments to which Optionee is or becomes entitled, would result in a substantial risk of any loss of any federal income tax deduction by the Company or the imposition of an excise tax on the Optionee under Section 280G or Section 4999, respectively, of the Code, or any successor provision thereto, then Optionee's rights shall be limited to the extent necessary to preclude the loss of any such deduction or imposition of any such excise tax, and the Company shall be relieved of any liability in such event.


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                  In no event shall any such acceleration of the exercise dates occur if the terms of the agreement of any Corporate Transaction require as a condition to consummation that each such outstanding Option shall either be assumed by the successor Company or affiliate thereof or be replaced with a comparable Option to purchase shares of capital stock of the successor company or affiliate thereof. The determination of such comparability shall be made by the Committee, in its discretion, and its determination shall be final, binding and conclusive. Upon consummation of the Corporate Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor Company or its parent company, terminate and cease to be exercisable.

                  The grant of Options under the Plan shall not limit or affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         ARTICLE 8. CANCELLATION AND NEW GRANT OF OPTIONS.

                  The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock.

         ARTICLE 9. AMENDMENT OF THE PLAN AND OPTIONS.

                  The Board shall have complete and exclusive power and authority to amend the Plan and the Committee may amend or modify outstanding Options issued under the Plan in any or all respects whatsoever not inconsistent with the terms of the Plan; provided, however, that, except to the extent necessary to qualify Options under the Plan as Incentive Stock Options, no such amendment shall adversely affect rights and obligations of an Optionee with respect to Options at the time outstanding under the Plan unless the Optionee consents to such amendment; and provided, further, that the Board shall not, without the approval of the Company's stockholders, amend the Plan to (i) increase the maximum number of shares issuable under the Plan, (ii) materially increase the benefits accruing to individuals who participate in the Plan, or
(iii) modify the eligibility requirements for the grant of Options under the Plan.

         ARTICLE 10. EFFECTIVE DATE AND TERM OF PLAN

                  10.1 Effective Date. The effective date of the 1993 Stock Option Plan was May 1, 1993. The effective date of this the Amended and Restated 1993 Stock Option Plan is September 25, 1998, subject to stockholder approval.

                  10.2 Term of the Plan. The Plan shall remain in effect until it is terminated by the Board under Section 10.3 or terminates automatically under Section 14.2, except that, subject


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to Article 8, no additional Options may be granted on or after the effective date of this amendment and restatement.

                  10.3 Termination by Board. The Board may, at any time and for any reason, terminate the Plan.

         ARTICLE 11. USE OF PROCEEDS.

                  The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

         ARTICLE 12. WITHHOLDING.

                  The Company's obligation to deliver stock certificates upon the exercise of any Option granted under the Plan shall be subject to the Optionee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

                  At the discretion of the Committee, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the shares to be issued upon exercise of the Option, if any, that number of shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

                  All elections by an Optionee to have shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

                  (a) The election must be made on or prior to the applicable Tax Date;

                  (b) Once made, the election shall be irrevocable as to the particular shares as to which the election is made; and

                  (c) All elections shall be subject to the consent or disapproval of the Committee.

         ARTICLE 13. REGULATORY APPROVALS.

                  The implementation of the Plan, the granting of any Option under the Plan, and the issuance of Common Stock upon the exercise of any such Option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Common Stock issued pursuant to it.


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         ARTICLE 14. MISCELLANEOUS PROVISIONS.

                  14.1 Notices. All notices or other communications by an Optionee to the Committee pursuant to or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

                  14.2 Automatic Termination of Plan. Subject to the terms of
Article 10, the Plan shall terminate automatically upon the complete exercise or lapse of the last outstanding Option granted hereunder.

                  14.3 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

                  14.4 Plan Document Controls. In the event of any conflict between the provisions of an Option Agreement and the Plan shall control.

                  14.5 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                  14.6 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

                  14.7 Legal References. Any references in this Plan to a provision of law which is, subsequent to the effective date of this amendment and restatement, revised, modified, finalized or redesignated, shall automatically be deemed a reference to such revised, modified, finalized or redesignated provision of law.

                  14.8 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

         ARTICLE 15. DEFINITIONS.

         The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

                  15.1 "Board" means the Company's Board of Directors, as constituted from time to time.

                  15.2 "Code" means the Internal Revenue Code of 1986, as amended.


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                  15.3 "Committee" means the committee of the Board appointed by the Board to administer and interpret the Plan, as described in Article 2.

                  15.4 "Common Stock" means the common stock, $.001 par value per share, of the Company.

                  15.5 "Company" means IgX Corp., a Delaware corporation.

                  15.6 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, or a Subsidiary as an independent contractor.

                  15.7 "Director" means an individual who is serving as a member of the Board or who is serving as a member of the board of directors of a Parent or Subsidiary.

                  15.8 "Employee" means a common-law employee of the Company, a Parent, or a Subsidiary.

                  15.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  15.10 "Fair Market Value" of the Common Stock as of a date of determination shall mean the following:

                           (a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Securities Act) or on the NASDAQ National Market on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or the NASDAQ National Market on the trading date immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the trading date immediately preceding the date of determination.

                           (b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market but no shares of the Common Stock were traded on the date specified in Section 16.9(a) above but there were shares traded on a date within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock were traded on the date specified in Section 16.9(a) above (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on a date within a reasonable period before the date of determination, the Fair Market Value shall be


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         the average of the closing bid and asked prices of the Common Stock on the most recent date before the date of determination.

                           (c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market or is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination or opinions of independent experts as to value and may take into account any recent sales and purchases of such Common Stock to the extent they are representative.

         The Committee's determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

                  15.11 "Option" means an incentive stock option or a stock option not described in Sections 422 and 423 of the Code granted under the Plan and entitling the holder to purchase shares of Common Stock.

                  15.12 "Optionee" means an individual who is granted an Option pursuant to the terms and provisions of this Plan.

                  15.13 "Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

                  15.14 "Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan.

                  15.15 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

                  15.16 "Plan" means this IgX Corp. Amended and Restated 1998 Stock Option Plan, as amended from time to time.

                  15.17 "Securities Act" means the Securities Act of 1933, as amended.

                  15.18 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         ARTICLE 16. EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.


                                              IgX Corp.

                                              By: ______________________________


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